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                                                                   Exhibit 23.2

                            CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectuses of Prime Retail, Inc. of our report dated March 13, 1998 (except for the second paragraph of Note 3 and the fourth and fifth paragraphs of Note 4, as to which the date is April 1, 1998), with respect to the consolidated financial statements and schedule of Horizon Group, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, and our report dated April 3, 1998 with respect to the combined financial statements and schedule of Horizon Group Properties, Inc., included in the Registration Statement (Form S-4 No. 333-51285) of Sky
Merger Corp. and the related Joint Proxy Statement/Prospectus/Information Statement, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                             --------------------------
                                             ERNST & YOUNG LLP

Chicago, Illinois
October 30, 1998